Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 24, 2003

Xerox Corporation

800 Long Ridge Road

P.O. Box 1600

Stamford, Connecticut 06904-1600

Re:	Xerox Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Xerox Corporation, a New York corporation (the “Company”), in connection with the public offering by the Company of $600,000,000 aggregate principal amount of the Company’s 9 ¾% Senior Notes due 2009 (the “Dollar Exchange Notes”) and €225,000,000 aggregate principal amount of the Company’s 9 ¾% Senior Notes due 2009 (the “Euro Exchange Notes” and, together with the Dollar Exchange Notes, the “Exchange Notes”), which are unconditionally guaranteed on a senior basis (the “Guarantee”) by Xerox International Joint Marketing, Inc., a Delaware corporation (the “Delaware Guarantor”), and Intelligent Electronics, Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor” and together with the Delaware Guarantor, the “Guarantors”), each of which is a wholly-owned subsidiary of the Company.

The Dollar Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for like principal amounts of the Company’s issued and outstanding $600,000,000 aggregate principal amount of 9 ¾% Senior Notes due 2009 (the “Original Dollar Notes”) under the Indenture, dated as of January 17, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the “Dollar Notes Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 21, 2002, among the Company, the guarantors named therein and the Dollar Notes Trustee, the Second Supplemental Indenture, dated as of July 30, 2002, among the Company, the guarantors named therein and the Dollar Notes Trustee and the Third Supplemental Indenture, dated as of June 25, 2003, among the Company, the guarantors named therein and the Dollar Notes Trustee (as so supplemented, the “Dollar Indenture”), as contemplated by the Registration Rights Agreement, dated as of January 17, 2002 (the “Dollar Registration Rights Agreement”), by and among the Company and the initial purchasers named therein.

Xerox Corporation

July 24, 2003

The Euro Exchange Notes are to be issued pursuant to the Exchange Offer in exchange for like principal amounts of the Company’s issued and outstanding €225,000,000 aggregate principal amount of 9 ¾% Senior Notes due 2009 (the “Original Euro Notes” and, together with the Original Dollar Notes, the “Original Notes”) under the Indenture, dated as of January 17, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the “Euro Notes Trustee” and, together with the Dollar Notes Trustee, the “Trustees”), as supplemented by the First Supplemental Indenture, dated as of June 21, 2002, among the Company, the guarantors named therein and the Euro Notes Trustee, the Second Supplemental Indenture, dated as of July 30, 2002, among the Company, the guarantors named therein and the Euro Notes Trustee and the Third Supplemental Indenture, dated as of June 25, 2003, among the Company, the guarantors named therein and the Euro Notes Trustee (as so supplemented, the “Euro Indenture” and, together with the Dollar Indenture, the “Indentures”), as contemplated by the Registration Rights Agreement, dated as of January 17, 2002 (the “Euro Registration Rights Agreement” and, together with the Dollar Registration Rights Agreement, the “Registration Rights Agreements”), by and among the Company and the initial purchasers named therein.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(i)  the Registration Statement on Form S-4 (File No. 333-86456) as filed with the Securities and Exchange Commission (the “Commission”) under the Act on April 17, 2002, and Amendment No. 1 thereto as filed with the Commission on July 24, 2003 (as so amended, the “Registration Statement”);

(ii)  an executed copy of the Dollar Registration Rights Agreement;

(iii)  an executed copy of the Euro Registration Rights Agreement;

(iv)  an executed copy of the Dollar Indenture;

(v)  an executed copy of the Euro Indenture;

(vi)  the Restated Certificate of Incorporation of the Company, as amended and certified by the Secretary of State of the State of New York as being currently in effect;

(vii)  the Certificate of Incorporation of the Delaware Guarantor, as certified by the Secretary of State of the State of Delaware as being currently in effect;

(viii)  the Amended and Restated By-Laws of the Company, certified by the Secretary of the Company as currently in effect;

Xerox Corporation

July 24, 2003

(ix)  the By-laws of the Delaware Guarantor, certified by the Delaware Guarantor as currently in effect;

(x)  certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Registration Rights Agreements, the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indentures and related matters;

(xi)  certain resolutions of the Board of Directors of the Delaware Guarantor relating to, among other things, the Exchange Offer, the issuance of the Guarantee by the Delaware Guarantor and related matters;

(xii)  the Statements of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustees filed as exhibits to the Registration Statement;

(xiii)  the forms of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Delaware Guarantor, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Delaware Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, and for the purposes of this opinion, we have assumed that the parties thereto, other than the Company and the Delaware Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials and others. We have also assumed that the Pennsylvania Guarantor has been duly incorporated and is remains subsisting under the laws of the Commonwealth of Pennsylvania, and has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Exchange Offer.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Xerox Corporation

July 24, 2003

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a)  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)  we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Indentures or the Guarantee or any transaction contemplated thereby; and

(c)  to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, it is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought and (ii) does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    When (i) the Registration Statement becomes effective under the Act and (ii) the Exchange Notes (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the respective Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the respective Indenture, and enforceable against the Company in accordance with their terms.

2.    The Guarantee has been duly authorized by the Delaware Guarantor, and assuming that the Guarantee has been duly authorized, executed and delivered by the Pennsylvania Guarantor under the laws of the Commonwealth of Pennsylvania, when (i) the Registration Statement becomes effective under the Act and (ii) the Exchange Notes (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the respective Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, and will be entitled to the benefits of the respective Indenture and enforceable against such Guarantor in accordance with its terms.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company and the Guarantors of the Indentures, the Exchange Notes and the Guarantee, as applicable, and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default

Xerox Corporation

July 24, 2003

under any agreement or instrument to which the Company, the Guarantors or their respective properties is subject, except we do not make such assumption with respect to those agreements and instruments that have been identified to us by the Company as being material to it and the Guarantors and that have been filed as exhibits to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/    Skadden, Arps, Slate, Meagher & Flom LLP